Exhibit 4.1

EXECUTION COPY

NAVISTAR FINANCIAL SECURITIES CORPORATION

Seller

NAVISTAR FINANCIAL CORPORATION

Servicer

and

THE BANK OF NEW YORK

Master Trust Trustee

on behalf of the Series 2004-1 Certificateholder

SERIES 2004-1 SUPPLEMENT

Dated as of June 10, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of June 8, 1995

Dealer Note Asset Backed Certificate, Series 2004-1

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

i

SECTION 9.02	Counterparts
SECTION 9.03	GOVERNING LAW
SECTION 9.04	Tax Disclosure
SECTION 9.05	Consent to Amendment

EXHIBITS

Exhibit A	-	Form of Certificate
Exhibit B	-	Form of Monthly Servicer Certificate and Settlement Statement

ii

SERIES 2004-1 SUPPLEMENT
TO POOLING AND SERVICING AGREEMENT

SERIES 2004-1 SUPPLEMENT dated as of June 10, 2004 (the “Series Supplement”), by and among NAVISTAR FINANCIAL SECURITIES CORPORATION, a Delaware corporation, as Seller (the “Seller”), NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the “Master Trust Trustee”) under the Pooling and Servicing Agreement, dated as of June 8, 1995 (as amended and supplemented, the “Agreement”), among the Seller, the Servicer and the Master Trust Trustee.

Section 6.09 of the Agreement provides that the Seller may from time to time direct the Master Trust Trustee to issue, on behalf of the Master Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Master Trust.  The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

Pursuant to this Series Supplement, the Seller and the Master Trust Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

ARTICLE I

CREATION OF SERIES 2004-1 AND
THE SERIES 2004-1 CERTIFICATE

SECTION 1.01  Designation.

(a)   There is hereby created a new Series pursuant to the Agreement and this Series Supplement to be known as “Series 2004-1.”  The interest of the Investor Certificateholder in Series 2004-1 shall be represented by the Series 2004-1 Certificate.

(b)   If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern with respect to Series 2004-1.  This Series Supplement is the Series Supplement referred to in the Master Owner Trust Agreement and the Indenture.

ARTICLE II
DEFINITIONS

SECTION 2.01  Definitions.

(a)   Whenever used in this Series Supplement, the following words and phrases shall have the following meanings:

“Adjusted Invested Amount” shall mean, with respect to the Collateral Certificate on any Distribution Date, an amount (which shall never be less than zero) equal to the sum of the Collateral Amounts for all outstanding series of Notes determined as of the end of that

Distribution Date; provided that, if a series of Notes shall no longer be in a Revolving Period, the Collateral Amount shall be determined as of the end of the last day of its Revolving Period.

“Back Up Servicer” shall have the meaning specified in Section 7.04.

“Back Up Servicer Trigger Event” shall mean, with respect to Series 2004-1, any event specified in Section 7.03 of this Series Supplement.

“Business Day” shall mean, with respect to the Collateral Certificate, any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, Chicago, Illinois, or the city in which the Corporate Trust Office is located.

“Closing Date” shall mean June 10, 2004.

“Collateral Amount” shall have, with respect to any series of Notes, the meaning specified in the related Indenture Supplement.

“Collateral Certificate” shall mean the Series 2004-1 Certificate.

“Deposit Account” shall have the meaning specified in the Indenture.

“Early Amortization Event” shall not apply with respect to the Collateral Certificate.

“Early Amortization Period” shall not apply with respect to the Collateral Certificate.

“Excess Cash Collateral Event” shall have, with respect to any series of Notes, the meaning specified in the Indenture Supplement with respect to such series of Notes.

“Indenture” shall mean the Indenture, dated as of June 10, 2004, between  the Master Owner Trust and The Bank of New York, as Indenture Trustee, as amended and supplemented from time to time.

“Indenture Supplement” shall mean any supplement to the Indenture pursuant to which a series of Notes is issued, as amended and supplemented from time to time.

“Indenture Trustee” shall mean the indenture trustee under the Indenture.

“Invested Amount” shall mean, with respect to any Distribution Date, an amount equal to the sum of the Nominal Liquidation Amounts for all series of Notes as of the end of that Distribution Date.

“Investment Income” shall mean, for any Due Period with respect to the Collateral Certificate, the product of (a) the Series Allocation Percentage for such Distribution Period, and (b) income (net of investment expenses and losses) from the investment of funds on deposit in the Collections Account and the Excess Funding Account.

“Investor Servicing Fee” shall have the meaning specified in Section 3.01.

“Issuance Date” shall mean, with respect to any series of Notes, the date of issuance of such series.

“Issuer Documents” shall have the meaning specified in the Indenture.

“ITEC” shall mean International Truck and Engine Corporation.

“Master Owner Trust” shall mean Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust, and its permitted successors and assigns.

“Master Owner Trust Agreement” shall have the meaning specified in the Indenture.

“Master Owner Trust Trustee” shall have the meaning specified in the Indenture.

“Master Trust” shall have the meaning specified in the Indenture.

“Master Trust Trustee” is defined in the Preamble.

“Minimum Seller’s Invested Amount” shall mean, with respect to any Business Day, the sum of the Minimum Series Seller’s Invested Amount for each outstanding Series of Investor Certificates, including the Collateral Certificate.

“Minimum Series Seller’s Invested Amount” shall mean (a) for Series 2004-1, the Minimum Series Seller’s Interest, and (b) for any other Series of Investor Certificates, the “Minimum Master Trust Seller’s Interest” as defined in the Series Supplement for such Series.

“Minimum Series Seller’s Interest” shall mean, with respect to the Collateral Certificate on any Business Day, the sum of the Required Seller’s Invested Amounts as of the end of the preceding Distribution Date.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.01.

“Nominal Liquidation Amount” shall have, with respect to any series of Notes, the meaning specified in the related Indenture Supplement.

“Noteholder Allocated Dealer Note Losses” shall mean, with respect to any Due Period, the product of (a) the Noteholder Floating Allocation Percentage for such Due Period and (b) Series Allocable Dealer Note Losses for such Due Period.

“Noteholder Available Interest Amounts” shall mean, with respect to any Due Period, the sum of (i) an amount equal to the product of (a) the Noteholder Floating Allocation Percentage for such Due Period and (b) the Series Allocable Finance Charge Collections for such Due Period and (ii) income, net of investment expenses and losses, from the investment of funds on deposit in the Deposit Account received during that Due Period.

“Noteholder Available Principal Amounts” shall mean, with respect to any Business Day, the product of (a) the Noteholder Principal Allocation Percentage for the Due

Period in which such Business Day occurs and (b) the Series Allocable Principal Collections for such Business Day.

“Noteholder Floating Allocation Percentage” shall mean, with respect to any Due Period, the percentage equivalent (which percentage shall never be less than 0% or greater than 100%) of a fraction, the numerator of which is the sum of the Collateral Amounts for each outstanding series of Notes as of the end of the immediately preceding Due Period (after giving effect to all increases and reductions thereof on such day), or, with respect to the first Transfer Date for a series, as of the Issuance Date for such series, and the denominator of which is the product of (a) the Series Allocation Percentage for the Collateral Certificate for the Due Period for which the Noteholder Floating Allocation Percentage is being calculated and (b) the sum of the aggregate principal amount of Dealer Notes in the Master Trust and the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of the immediately preceding Due Period, or, with respect to the first Transfer Date for a series, as of the Issuance Date for such series.

“Noteholder Principal Allocation Percentage” shall mean with respect to any Due Period, the percentage equivalent (which percentage shall never be less than 0% or greater than 100%) of a fraction, the numerator of which is the sum of the Collateral Amounts for each outstanding series of Notes as of the end of the immediately preceding Due Period (or the Issuance Date in the case of the first Transfer Date for such series) (except that if a series of Notes is no longer in its Revolving Period, its Collateral Amount, for the purpose of this calculation, shall be its Collateral Amount as of the end of the Due Period immediately prior to the last day of its Revolving Period) and the denominator of which is the product of (a) the Series Allocation Percentage for the Collateral Certificate for the Due Period for which the Noteholder Principal Allocation Percentage is being calculated and (b) the sum of (i) the aggregate principal amount of Dealer Notes in the Master Trust and (ii) the aggregate principal amount of funds on deposit in the Excess Funding Account, both as of the end of immediately preceding Due Period (or the Issuance Date in the case of the first Transfer Date for such series).

“Notes” shall have, with respect to any series of Notes, the meaning specified in the Indenture.

“Payment Date” shall have, with respect to any series of Notes, the meaning specified in the Indenture.

“Principal Shortfall” shall mean, with respect to the Collateral Certificate, the Series Available Principal Amounts Shortfall.

“Reassignment Amount” shall mean, with respect to any Transfer Date, the sum of the Series Reassignment Amount for all series of Notes as of the end of that Transfer Date after giving effect to any deposits and distributions otherwise to be made on such Transfer Date.

“Required Seller’s Invested Amount” shall have, with respect to any series of Notes, the meaning specified in the related Indenture Supplement.

“Revolving Period” shall have, with respect to any series of Notes, the meaning specified in the related Indenture Supplement.  The Collateral Certificate will not have a Revolving Period.

“Seller Interest Amounts” shall mean, with respect to any Due Period, the excess of Series Allocable Finance Charge Collections for such Due Period over Noteholder Available Interest Amounts for such Due Period.

“Seller Principal Amounts” shall mean, with respect to any Due Period, the excess of Series Allocable Principal Collections for such Due Period over Noteholder Available Principal Amounts for such Due Period.

“Seller’s Invested Amount” shall mean “the Master Trust Seller’s Interest” as defined in the Agreement.

“Series 2004-1” shall mean the Series of Investor Certificates, the terms of which are specified in this Series Supplement.

“Series 2004-1 Certificateholder” shall mean the holder of the Collateral Certificate.  Initially, the Indenture Trustee, as the pledgee of the Navistar Financial Dealer Note Master Owner Trust under the Indenture, shall be the only holder of the Collateral Certificate.

“Series 2004-1 Certificateholder’s Interest” shall have the meaning specified in Section 4.01.

“Series 2004-1 Certificate” shall mean any certificate, substantially in the form of Exhibit A.  Initially, there will be only one Series 2004-1 Certificate, which will be held by the Indenture Trustee as pledgee of the Navistar Financial Dealer Note Master Owner Trust under the Indenture.

“Series Adjusted Invested Amount” shall mean the Adjusted Invested Amount.

“Series Allocable Dealer Note Losses” shall mean, with respect to any Due Period, the product of (a) the Series Allocation Percentage for such Due Period and (b) the Dealer Note Losses for such Due Period.

“Series Allocable Finance Charge Collections” shall mean, with respect to any Due Period, the product of (a) the Series Allocation Percentage for such Due Period and (b) the amount of Finance Charge Collections for such Due Period.

“Series Allocable Principal Collections” shall mean, with respect to any Business Day, the product of (i) the Series Allocation Percentage for the Due Period in which such Business Day occurs and (ii) the amount of Principal Collections deposited in the Collections Account on such Business Day.

“Series Available Interest Amounts Shortfall” shall have the meaning specified in the Indenture.

“Series Available Principal Amounts” shall have the meaning specified in the Indenture.

“Series Available Principal Amounts Shortfall” shall have the meaning specified in the Indenture.

“Series Invested Amount” shall mean, with respect to the Collateral Certificate, the Invested Amount.

“Series Reassignment Amount” shall have, with respect to any series of Notes, the meaning specified in the related Indenture Supplement.

“Series Termination Date” shall mean the latest legal final maturity date of any outstanding series of Notes.

“Series Variable Allocation Percentage” shall have the meaning specified in the related Indenture Supplement for each Series of Notes.

“Servicer Transition Fee Account Required Deposit Amount” shall mean, as of the Closing Date, $100,000, and with respect to any Business Day thereafter, the amount equal to the sum of (a) if a Back Up Servicer has not yet been appointed and paid to map NFC’s servicing computer system with respect to the Dealer Notes, the product of (i) the average of the estimates most recently delivered to the Master Trustee of the fees and expenses of such Back Up Servicer to map the NFC servicing computer system with respect to Dealer Notes and (ii) 1.5 and (b) if a Successor Servicer has not yet been appointed and paid its set up fees and costs to assume the role of Successor Servicer, the product of (i) the average of the estimates most recently delivered to the Master Trustee of the set up and servicing transition fees and costs of appointing a Successor Servicer and having such Successor Servicer assume the role of Successor Servicer and (ii) 1.5, but the sum of (a) and (b) to not be less than $100,000, provided, however, if a Successor Servicer shall have been appointed  and paid its set up fees and costs the Servicer Transition Fee Account Required Deposit Amount shall be $0.

(b)   Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term “Rating Agency” shall mean, whenever used in this Series Supplement or the Agreement with respect to the Collateral Certificate, Moody’s and Standard & Poor’s.  As used in this Series Supplement and in the Agreement with respect to the Collateral Certificate, “highest investment category” shall mean (i) in the case of Standard & Poor’s, A-1+, AAA, AAAm, or AAAm-G, as applicable, and (ii) in the case of Moody’s, P-1 or Aaa, as applicable.

(c)   All capitalized terms used herein and not otherwise defined herein have the same meanings ascribed to them in the Agreement.

(d)   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)   As used in this Series Supplement, accounting terms which are not defined, and accounting terms partly defined, herein shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof.  To the extent that the definitions of accounting terms in this Series Supplement are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Series Supplement will control.

(f)    With respect to any Distribution Date or Transfer Date, the “related Due Period” and the “related Distribution Period” will mean the Due Period and Distribution Period, respectively, immediately preceding such Distribution Date or Transfer Date, and the relationships between Due Periods and Distribution Periods will be correlative to the foregoing relationships.

(g)   Each defined term used in this Series Supplement has a comparable meaning when used in its plural or singular form.  Each gender-specific term used in this Series Supplement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

ARTICLE III
SERVICING

SECTION 3.01  Servicing Compensation.  The monthly servicing fee (the “Monthly Servicing Fee”) shall be payable to the Servicer, in arrears, on each Distribution Date in respect of a Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Series Termination Date and the first Distribution Date on which no Notes are outstanding, in an amount equal to one-twelfth of the result of (a) 1% multiplied by (b) the aggregate principal amount of Dealer Notes outstanding as of the last day of such Due Period multiplied by (c) the Series Allocation Percentage for the Collateral Certificate with respect to such Due Period.  A portion of the Monthly Servicing Fee shall be allocated to each series of Notes in accordance with the related Indenture Supplement (the “Investor Servicing Fee”), and such portion shall be paid in accordance with such Indenture Supplement and only to the extent of funds available for such payment pursuant to such Indenture Supplement.  The remainder of the Monthly Servicing Fee, shall be paid by the Seller and in no event shall the Master Trust, the Master Trust Trustee or the Series 2004-1 Certificateholder be liable for the share of the Monthly Servicing Fee to be paid by the Seller.

The Servicer will be permitted, in its sole discretion, to waive all or any portion of the Monthly Servicing Fee for any Distribution Date by notice to the Master Trust Trustee and the Indenture Trustee on or before the related Determination Date; provided, however, that the Servicer believes that sufficient Series Allocable Finance Charge Collections will be available on any future Distribution Date to pay the Investor Servicing Fee relating to the waived Monthly Servicing Fee.  If the Servicer so waives the Monthly Servicing Fee for any Distribution Date, the Monthly Servicing Fee and the Investor Servicing Fee for such Distribution Date shall be deemed to be reduced by the amount so waived for all purposes of this Series Supplement and the Agreement; provided, however, that such Investor Servicing Fee shall be paid on a future date solely to the extent amounts are available therefor pursuant to the applicable Indenture Supplement; and, provided, further that, to the extent any such waived Investor Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Seller shall be paid by the Seller to the Servicer.

SECTION 3.02  The Servicer to Pay Fees and Expenses of Master Owner Trust Trustee and Indenture Trustee.  The Servicer covenants and agrees to pay to from time to time, and each of the Master Owner Trust Trustee and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the exercise and performance of any of the powers and duties of such trustee under the Master Owner Trust Agreement or the Indenture, respectively, and the Servicer will pay or reimburse the Master Owner Trust Trustee and the Indenture Trustee (without reimbursement from any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Master Owner Trust Trustee and the Indenture Trustee in accordance with any of the provisions of the Master Owner Trust Agreement or the Indenture, respectively,  including the reasonable fees and expenses of its agents and counsel, except any such expense, disbursement or advance that is caused by its negligence, bad faith, or willful misconduct.

SECTION 3.03  Servicer Indemnification of the Indenture Trustee and the Master Owner Trust Trustee.

(a)   The Servicer shall indemnify, defend and hold harmless the Master Owner Trust Trustee, the Indenture Trustee and the Master Owner Trust from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon such Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Series Supplement, the Agreement and any other Issuer Documents or by reason of reckless disregard of its obligations and duties under any of the Issuer Documents.

(b)   The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer) shall indemnify, defend and hold harmless each of the Master Owner Trust Trustee and the Indenture Trustee and each of their respective agents, officers, directors and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Master Owner Trust Trustee, the Indenture Trustee’s performance of its duties under the Issuer Documents, (y) in the case of the Indenture Trustee, the Master Owner Trust Trustee’s performance of its duties under the Issuer Documents or (z) the acceptance, administration or performance by, or action or inaction of, the applicable trustee of the rights and duties contained in this Series Supplement, the Agreement, and the other Issuer Documents except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is caused by the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in the Indenture or (C) to the extent otherwise payable to the Master Owner Trust Trustee, arises from the Master Owner Trust Trustee’s breach of any of its representations or warranties set forth in the Master Owner Trust Agreement.

(c)   The Servicer (other than any successor Servicer who is not an affiliate of the initial Servicer) will indemnify the Master Owner Trust Trustee in accordance with the provisions specified in Section 6.9 of the Master Owner Trust Agreement.

(d)   Indemnification under this Section 3.03 shall survive the resignation or removal of the Master Owner Trust Trustee or the Indenture Trustee or the termination of this Series Supplement or the Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer has made any indemnity payment pursuant to this Section 3.03 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

ARTICLE IV
RIGHTS OF SERIES 2004-1 CERTIFICATEHOLDER
AND ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 4.01  Rights of the Series 2004-1 Certificateholder.  The Collateral Certificate shall represent fractional undivided interests in the Master Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to the Notes at the times and in the amounts and priorities specified in the Indenture and the Indenture Supplements, Collections allocated to Series 2004-1 pursuant to Article IV of the Agreement and this Article IV and funds on deposit in the Collections Account and the Excess Funding Account allocable to the Series 2004-1 Certificateholder pursuant to Article IV of the Agreement and this Article IV (collectively, the “Series 2004-1 Certificateholder’ Interest”); it being understood that the Collateral Certificate shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class.  The Servicer shall apply, or instruct the Master Trust Trustee to apply, all funds on deposit in the Collections Account and Excess Funding Account allocable to the Collateral Certificate.

SECTION 4.02  Application of Series Allocable Finance Charge Collections and Series Allocable Principal Collections.

(a)   Application of Series Allocable Principal Collections.

(i)            On each Business Day, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and allocate to the Deposit Account to the extent required Noteholder Available Principal Amounts for such Business Day.  Such Noteholder Available Principal Amounts shall be further allocated and distributed to each series of Notes in accordance with the Indenture and each Indenture Supplement related to a series of Notes.

(ii)           On each Business Day, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and allocate Seller Principal Amounts for such Business Day in the following order of priority: (A) to the extent necessary to maintain the Seller’s Invested Amount at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Seller’s Invested Amount, in the discretion of the Seller, to the Excess Funding Account or the principal funding accounts for any series of Notes, (B) in the discretion of the Seller, to make payments on the principal balance of any variable funding certificate or variable funding note, and (C) to the Seller or the holders of the Seller’s Certificates.

(b)   Application of Series Allocable Finance Charge Collections.

(i)            On each Transfer Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and allocate to the Deposit Account Noteholder Available Interest Amounts for the related Due Period.  Such Noteholder Available Interest Amounts shall be further allocated and distributed to each series of Notes in accordance with the Indenture and each Indenture Supplement related to a series of Notes.

(ii)           On each Transfer Date, the Master Trust Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Collections Account and pay to the Seller or the holders of the Seller’s Certificates the Seller Interest Amounts for such Transfer Date; provided, however, that if an Excess Cash Collateral Event occurs with respect to a series and is continuing, then such amounts (or if there are multiple series of notes for which an Excess Cash Collateral Event or a similar event requiring an increase in such series’ collateral amount has occurred and is continuing, to each such series pro rata based on such series’ collateral amount shortfall) will be treated as Series Available Principal Amounts to the extent necessary to maintain the Seller’s Invested Amount at an amount not less than the Minimum Seller’s Invested Amount.

SECTION 4.03  Shared Principal Collections.

(a)   On each Business Day, commencing with the first Business Day following the Closing Date, the amounts, if any, received on such Business Day by the Master Trust Trustee from the Indenture Trustee which are designated as Shared Principal Collections pursuant to the Indenture shall be treated as Shared Principal Collections by the Master Trust Trustee and allocated (i) to other Series to the extent such Series provides for the use of Shared Principal Collections in respect of principal shortfalls, (ii) to the Excess Funding Account to the extent necessary to maintain the Master Trust Seller’s Interest at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Master Trust Seller’s Interest, (iii) in the discretion of the Seller, to make payments on the principal balance of any variable funding certificates and (iv) to the Seller or the holders of the Seller’s Certificates.

(b)   On each Business Day following the Closing Date, the Master Trust Trustee shall, to the extent provided in the Agreement, transfer to the Indenture Trustee Shared Principal Collections, if any, in respect of such Business Day equal to the Principal Shortfall.  If the aggregate amount of Shared Principal Collections for all Series for such Business Day is less than the aggregate amount of Principal Shortfalls for all Series entitled to share Shared Principal Collections for such Business Day, then the amount of Shared Principal Collections for the Collateral Certificate for such Business Day shall equal the product of (x) Shared Principal Collections for all Series for the Distribution Date preceding such Business Day  and (y) a fraction, the numerator of which is the Principal Shortfall for the Collateral Certificate for the Distribution Date preceding such Business Day and the denominator of which is the aggregate amount of Principal Shortfalls for all Series entitled to share Shared Principal Collections for such Business Day.

SECTION 4.04  Excess Interest Collections.

(a)   On each Transfer Date, commencing on July 23, 2004, the amounts, if any, received on such Transfer Date by the Master Trust Trustee from the Indenture Trustee which are designated as Excess Interest Collections pursuant to the Indenture shall be treated as Excess Interest Collections by the Master Trust Trustee and allocated (i) to other Series to the extent such Series provides for the use of Excess Interest Collections and (ii) to the Seller or the holders of the Seller’s Certificates.

(b)   On each Transfer Date, commencing on July 23, 2004, the Master Trust Trustee shall, to the extent provided in the Agreement, transfer to the Indenture Trustee Excess Interest Collections, if any, in respect of such Transfer Date equal to the aggregate amount of Series Available Interest Amounts Shortfalls for each series of Notes.  If the aggregate amount of Excess Interest Collections for all Series for such Transfer Date is less than the aggregate amount of finance charge shortfalls for all Series entitled to share Excess Interest Collections for such Transfer Date, the amount of Excess Interest Collections for the Collateral Certificate for such Transfer Date shall equal the product of (x) Excess Interest Collections for all Series for such Transfer Date and (y) a fraction, the numerator of which is the aggregate amount of Series Available Interest Amounts Shortfalls for each series of Notes for such Transfer Date and the denominator of which is the aggregate amount of finance charge shortfalls for all Series entitled to share Excess Interest Collections for such Transfer Date.

SECTION 4.05  Additional Rights upon the Occurrence of Certain Events.  Notwithstanding the provisions of Section 9.02(a) of the Agreement, if any Insolvency Event occurs with respect to the Seller, ITEC, NIC or NFC, on the day of such Insolvency Event, the Seller will (subject to the actions of the Certificateholder) immediately cease to transfer Dealer Notes to the Master Trust, and promptly give notice to the Master Trust Trustee, the Master Owner Trust Trustee and the Indenture Trustee of such Insolvency Event.  Under the terms of the Agreement, if an insolvency event occurs with respect to the Seller prior to the date on which the Collateral Certificate issued by the Master Trust has been paid in full, then within 15 days the Master Trust Trustee shall publish a notice of such Insolvency Event stating that the Master Trust Trustee intends to sell, liquidate or otherwise dispose of the Dealer Notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing more than 50% of the aggregate series invested amount of the senior most outstanding Class of Investor Certificates of each such Series and each person holding a Supplemental Certificate, instruct the Master Trust Trustee not to sell, dispose of or otherwise liquidate the Dealer Notes and to continue transferring Dealer Notes as before such Insolvency Event.

SECTION 4.06  Servicer Transition Fee Account.

(a)   The Servicer has established an Eligible Deposit Account in the name of the Master Trust Trustee (the “Servicer Transition Fee Account”) and deposited $100,000 of cash or Eligible Investments therein.  In the event on any Business Day, the amount on deposit in the

Servicer Transition Fee Account shall be less than the Servicer Transition Fee Account Required Deposit Amount, NFC, as initial Servicer, shall deposit into the Servicer Transition Fee Account the amount of such shortfall.  Funds deposited in the Servicer Transition Fee Account shall, to the extent permitted by applicable laws, rules and regulations, be invested at the written direction of the Servicer in Eligible Investments.  The Servicer shall be entitled to receive all investment earnings on the Servicer Transition Fee Account when and as paid without any obligation to (a) the Master Trust Trustee, (b) the Investor Certificateholders or (c) the Noteholders, in respect thereof. The Servicer will not have any obligation to deposit any such amount in any account established hereunder.  Such amount will be withdrawn from the Servicer Transition Fee Account and delivered to the Servicer.

(b)   In the event that a Back Up Servicer shall be appointed pursuant to Section 7.04, the costs and expenses associated with the Back Up Servicer mapping NFC’s servicing computer systems shall be paid for with the funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer.  In addition, in the event that a Successor Servicer shall be appointed pursuant to Section 10.02 of the Agreement, the set up and servicing transition fees and costs of the Successor Servicer shall be paid for with funds on deposit in the Servicer Transition Fee Account and, if such funds are not sufficient, shall be paid by NFC, as initial Servicer.  If the amount on deposit in the Servicer Transition Fee Account is insufficient to cover all of the fees and expenses associated with the transition of the servicing functions or such monthly fees and expenses, no Person will be obligated to deposit any additional funds into the Servicer Transition Fee Account. If the amount on deposit in the Servicer Transition Fee Account on any Business Day, after giving effect to all deposits or withdrawals therefrom on that date, is greater than the Servicer Transition Fee Account Required Deposit Amount on that Business Day, the excess will be withdrawn and distributed to NFC; provided, however, after the appointment of a Successor Servicer and until all series of Certificates are no longer Outstanding, no such withdrawals and distributions to NFC shall be permitted.  Notwithstanding the foregoing, the Servicer Transition Fee Account may be closed by the Servicer and the funds on deposit therein returned to the Servicer upon the Servicer’s receipt of Moody’s consent to such actions.

ARTICLE V
REPORTS TO SERIES 2004-1 CERTIFICATEHOLDER

SECTION 5.01  Monthly and Annual Certificateholder’s Statement.

(a)   Monthly Series 2004-1 Certificateholder’s Statement.  At least two Business Days prior to each Distribution Date, the Servicer will provide to the Master Trust Trustee, the Rating Agencies and the Paying Agent, and on each Distribution Date, the Paying Agent shall forward to the Series 2004-1 Certificateholder a Monthly Servicer Certificate and Settlement Statement substantially in the form of Exhibit B with such changes as the Servicer shall deem necessary or appropriate, prepared by the Servicer and delivered to the Master Trust Trustee setting forth, among other things, the following information:

(i)            the aggregate amount of Collections, including the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections for the related Due Period;

(ii)           the Series Allocation Percentage, the Noteholder Floating Allocation Percentage and the Noteholder Principal Allocation Percentage for the related Due Period;

(iii)          the total amount of Series Allocable Finance Charge Collections for the related Due Period and the amount thereof allocated to the Noteholders as Noteholder Available Interest Amounts and the amount thereof allocated to the Seller on such Distribution Date;

(iv)          the total amount of Series Allocable Principal Collections for the related Due Period and the portions thereof allocated to the Noteholders as Noteholder Available Principal Collections and the amount thereof allocated to the Seller for that Due Period;

(v)           Series Allocable Dealer Note Losses and Noteholder Allocated Dealer Note Losses for the related Due Period;

(vi)          the amount of the Investor Servicing Fee to be paid on such Distribution Date;

(vii)         the Invested Amount and Adjusted Invested Amount (after giving effect to all distributions that will occur on such Distribution Date);

(viii)        the aggregate amount of Dealer Notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related Due Period (after giving effect to payments and adjustments made pursuant to Article IV of the Agreement);

(ix)           with respect to Eligible Investments in the Excess Funding Account, as of the last day of the related Due Period, the aggregate amount of funds invested in Eligible Investments in each such Series Account, a brief description of each such Eligible Investment and amount invested in each such Eligible Investment, the rate of interest applicable to each such Eligible Investment and the rating of each such Eligible Investment;

(x)            the Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the related Due Period;

(xi)           the aggregate outstanding principal amount of Dealer Notes issued to finance each of the OEM Vehicles and used vehicles as of the end of the related Due Period;

(xii)          the amount of Shared Principal Collections and Excess Interest Collections allocated to the Collateral Certificate and to other Series, each for the related Due Period; and

(xiii)         any other information required to be supplied in the monthly reports pursuant to any Indenture Supplement.

(b)   A copy of the statement provided pursuant to Section 5.01(a) will be made available for inspection at the Corporate Trust Office.

(c)   Annual Certificateholder’s Tax Statement.  On or about January 31 of each calendar year, beginning with calendar year 2005, the Master Trust Trustee shall furnish to the Servicer and Paying Agent a list of each Person who at any time during the preceding calendar year was a Series 2004-1 Certificateholder and received any payment thereon and the dates such Person held a Series 2004-1 Certificate, and the Paying Agent shall furnish to each such Series 2004-1 Certificateholder a statement prepared by the Paying Agent containing the information prepared by the Master Trust Trustee which is required to be contained in the statement to Series 2004-1 Certificateholder as set forth in Sections 5.02(a)(iii) and (iv) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2004-1 Certificateholder, together with such other customary information  as the Master Trust Trustee or the Servicer deems necessary or desirable to enable the Series 2004-1 Certificateholder to prepare their tax returns, including information (to be supplied by the Servicer to the Master Trust Trustee) regarding original issue discount on the Series 2004-1 Certificate, if any.  Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Trust Trustee pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI
EARLY AMORTIZATION EVENTS

SECTION 6.01  No Early Amortization Events.  There shall be no Early Amortization Events with respect to the Collateral Certificate, and the Collateral Certificate shall not have an Early Amortization Period.

ARTICLE VII
OTHER SERIES PROVISIONS

SECTION 7.01  Conveyance of Dealer Notes.  Upon the date on which each Series is either no longer outstanding or the fully funded date has occurred with respect thereto, the Master Trust Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representations or warranty, all right, title and interest of the Master Trust in the Dealer Notes, whether then existing or thereafter created, all security interests in the Financed Vehicles with respect thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts on deposit in the Collections Account that are allocable to Investor Certificates and amounts on deposit in any Series Account.  The Master Trust Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Master Trust had in all such property.

SECTION 7.02  Tax Treatment.  The Seller has entered into the Agreement and this Series Supplement and the Collateral Certificate has been issued with the intention that the Collateral Certificate will be treated under applicable tax law as disregarded from the Master Trust so long as the Collateral Certificate is owned by the Master Owner Trust and Seller is the sole owner of the Master Trust and the Master Owner Trust (as determined for federal income tax purposes).  Each of the Seller and the Series 2004-1 Certificateholder, by the acceptance of the Collateral Certificate, agrees to treat the Collateral Certificate as disregarded from the Master Trust so long as the Collateral Certificate is owned by the Master Owner Trust and Seller is the sole owner of the Master Trust and the Master Owner Trust, for federal income taxes, state and local income and franchise taxes and any other taxes imposed on or measured by income in whole or in part.

SECTION 7.03  Back Up Servicer Trigger Events.  The occurrence of any of the following events shall be deemed to be a Back Up Servicer Trigger Event:

(a)   any failure by the Servicer to make any payment, transfer or deposit or to give instructions to the Master Trust Trustee to make any such payment, transfer or deposit or to give notice to the Master Trust Trustee as to any action taken under any Enhancement Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made or given, as the case may be, under the terms of the Agreement;

(b)   failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or material agreements of the Servicer set forth in the Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Trust Trustee;

(c)   any representation, warranty or certification made by the Servicer in the Agreement or in any certificate delivered pursuant to the Agreement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Holders of the Investor Certificates and which representation, warranty or certification, or the circumstances or condition which caused such representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Trust Trustee;

(d)   the Servicer shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Servicer shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Servicer shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the Servicer shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(e)   any order for relief against the Servicer shall have been entered by a court having jurisdiction in the premises under any chapter of the federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Servicer under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 30 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the Servicer or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days.

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.03(a) for a period of 10 days or under Section 7.03(b) or (c) for a period of 60 Business Days, shall not constitute a Backup Servicer Trigger Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.  The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Master Trust Trustee, the Seller and the Certificateholders with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

SECTION 7.04  Back Up Servicer.

(a)   No later than the date on which it delivers the reports specified in Section 3.06 of the Agreement beginning in April 2005 and annually thereafter, NFC, as Servicer, shall deliver to the Master Trust Trustee and each of the Rating Agencies a list of not less than two potential servicers, each of which shall meet the criteria specified for a Successor Servicer set forth in Section 10.02 of the Agreement.  Such list shall include an estimate from each such potential servicer of (A) its fees and expenses for becoming a back up servicer, at which time its sole obligation will be to perform systems data mapping of NFC’s servicing computer systems with respect to the Dealer Notes (a “Back Up Servicer”), (B) its one-time set up servicing transition fees and costs for assuming the role of Successor Servicer under the Agreement, and (C) its monthly fees and expenses for performing the functions of a Successor Servicer (including physical inventory checks of Dealers).

As soon as reasonably practicable after the occurrence of a Back Up Servicer Trigger Event, the Master Trust Trustee shall retain a third-party Back Up Servicer from the list of potential servicers most recently delivered by the Servicer to the Master Trust Trustee who meets the criteria specified for a Successor Servicer as set forth in Section 10.02 of the Agreement and who agrees to become a Successor Servicer if appointed by the Master Trust Trustee pursuant to Section 10.02 of the Agreement or, if the potential servicers on such list do not meet the eligibility criteria or are unwilling be become the Successor Servicer, such other Person who meets those requirements.  Unless and until a Servicer Termination Event occurs and the Back Up Servicer is appointed as the Successor Servicer, the sole obligation of the Back Up Servicer will be to perform systems data mapping of NFC’s servicing computer systems.

SECTION 7.05  Additional Notices.  The Seller shall give each of the Rating Agencies prompt written notice of the occurrence of an Insolvency Event with respect to the Seller of which it becomes aware.  The Seller shall give the Master Trust Trustee prompt written notice of any Lien on the Dealer Notes of which it becomes aware other than those created or permitted under the Agreement; provided, however, nothing in this Section 7.05 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Dealer Notes any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE VIII
FINAL DISTRIBUTIONS

SECTION 8.01  Sale of Investors’ Interest Pursuant to Section 2.07 of the Agreement; Distributions Pursuant to Section 2.07 or 12.03 of the Agreement.

(a)   The amount to be paid by the Seller to the Collections Account with respect to the Collateral Certificate in connection with a purchase of the Certificateholders’ Interest pursuant to Section 2.07 of the Agreement shall equal the Reassignment Amount for the Distribution Date on which such purchase occurs.

(b)   The Reassignment Amount, if any, deposited into the Collections Account pursuant to this Section 8.01 or Section 2.07 of the Agreement or any proceeds deposited into the Collections Account pursuant to Section 12.03(c) of the Agreement, shall be allocated and distributed by the Master Trust Trustee in accordance with the Indenture.

(c)   Notwithstanding any other provision to the contrary in this Series Supplement or the Agreement, the entire amount distributed pursuant to Section 8.01(b) shall be deemed to be a final distribution pursuant to Section 12.03 of the Agreement with respect to the Collateral Certificate.

SECTION 8.02  Distribution of Proceeds of Sale, Disposition or Liquidation of the Dealer Notes Pursuant to Section 9.02 of the Agreement.

(a)   Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collections Account pursuant to Section 9.02(b) of the Agreement, the Master Trust Trustee shall first (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and distribute such amount to the Indenture Trustee for application pursuant to the Indenture and Indenture Supplements; provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections and (y) the Noteholder Floating Allocation Percentage with respect to the related Due Period.  The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Principal Collections shall be allocated to the Master Trust Seller’s Interest and shall be distributed on such Distribution Date to the Seller.

(b)   Not later than 12:00 noon, New York City time, on such Distribution Date, the Master Trust Trustee shall deduct (in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) an amount equal to the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and distribute such amount to the Indenture Trustee for application pursuant to the Indenture and Indenture Supplements; provided that the sum of such deposits shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections and (y) the Noteholder Floating Allocation Percentage with respect to the related Due Period.  The remainder of the portion of the Insolvency Proceeds allocated to Series Allocable Finance Charge Collections shall be allocated to the Master Trust Seller’s Interest and shall be distributed on such Distribution Date to the Seller.

(c)   Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the entire amount distributed pursuant to this Section 8.02 shall be deemed to be a final distribution pursuant to Section 12.03 of the Agreement with respect to the Collateral Certificate.

ARTICLE IX
MISCELLANEOUS PROVISIONS

SECTION 9.01  Ratification of Agreement.  As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

SECTION 9.02  Counterparts.  This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 9.03  GOVERNING LAW.  THIS SERIES SUPPLEMENT SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, EXCEPT THAT THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE MASTER TRUST TRUSTEE SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS.

SECTION 9.04  Tax Disclosure.  Each of the undersigned parties agrees to comply with Section 14.11 of the Indenture.

SECTION 9.05  Consent to Amendment.  By the acceptance of the Collateral Certificate, the Series 2004-1 Certificateholder, on its own behalf and on behalf of each Noteholder (as defined in the Indenture) hereby consents to the following amendments of the Agreement:

(a)   The definition of “Dealer Note” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Dealer Note” shall mean a promissory note acquired by NFC to finance (i) an International Vehicle or an OEM Vehicle purchased by a Dealer or (ii) a used truck, truck body, bus or trailer or a new trailer for which NFC chooses to provide financing to a Dealer.  When used herein, unless the context otherwise requires,

“Dealer Notes” shall refer to those Dealer Notes which are held by the Master Trust.

(b)   Clause (v) of the definition of “Eligible Dealer Note” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

(v)           which finances a new class 3 or higher truck, truck body or bus produced by or for a member of the Navistar Group or an OEM Supplier, a new or used trailer, or a used class 3 or higher truck, truck body or bus.

(c)   The definition of “International Vehicles” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“International Vehicles” shall mean any truck, truck body, bus or trailer produced by, or for, ITEC or an affiliate of ITEC and sold by ITEC to Dealers.

(d)   The definition of “OEM Vehicle” in Section 1.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“OEM Vehicles” shall mean a new truck, truck body, bus or trailer manufactured by, or for, a manufacturer other than ITEC.

For the purpose of any vote or consent under the Pooling and Servicing Agreement or any supplement thereto, the rules of construction set forth in Section 10.07 of the Indenture shall apply.

IN WITNESS WHEREOF, the Seller, the Servicer  and the Master Trust Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION as Seller

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Vice President and Treasurer

NAVISTAR FINANCIAL CORPORATION as Servicer

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Vice President and Treasurer

THE BANK OF NEW YORK as Master Trust Trustee

By:	/s/ Jonathan Farber
Name:	Jonathan Farber
Title:	Assistant Treasurer

EXHIBIT A

FORM OF SERIES 2004-1 CERTIFICATE

Certificate No. R-1

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST

SERIES 2004-1 DEALER NOTE
ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in certain assets of the

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST,

This certifies that                               (the “Certificateholder”), is the registered owner of a fractional undivided interest in certain assets of the NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST (the “Master Trust”) created pursuant to a Pooling and Servicing Agreement dated as of June 8, 1995 (and as amended and supplemented from time to time, the “PSA”), by and among Navistar Financial Corporation (“NFC”), as Servicer, Navistar Financial Securities Corporation (“NFSC” or the “Seller”), as Seller, and The Bank of New York, as Master Trust Trustee (the “Master Trust Trustee”), as supplemented by the Series 2004-1 Supplement dated as of June 10, 2004 (the “Series Supplement”) among the Seller, NFC and the Master Trust Trustee, which assets are allocated to the Certificateholders’ Interest pursuant to the PSA and the Series Supplement.  The PSA and the Series Supplement are hereinafter collectively referred to as the “Pooling and Servicing Agreement.”  The corpus of the Master Trust will include:

(a)           the Seller’s right, title, and interest in and to all available Eligible Dealer Notes existing on each Business Day and owned by the Seller, all monies due (including accrued finance charges) or to become due with respect thereto and all proceeds (as defined in Section 9-102 of the UCC) of such Dealer Notes, the Seller’s interest in the security interests in the Financed Vehicles related to such Dealer Notes granted by Dealers pursuant to the Dealer Agreements and any accessions to such security interests, the Seller’s interest in the Insurance Proceeds;

(b)           any Enhancements; and

(c)           all other assets and interests constituting the Master Trust.

This certificate (a “Certificate”) does not represent an interest in or obligation of NFSC, NFC, Navistar International Corporation, a Delaware corporation, International Truck and Engine Corporation, a Delaware corporation, or any affiliate thereof.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of Master Trust Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

NAVISTAR FINANCIAL SECURITIES CORPORATION

By:
	Name:	Andrew J. Cederoth
	Title:	Vice President and Treasurer

Dated: June 10, 2004

MASTER TRUST TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK,

as Master Trust Trustee

By:
Authorized Signatory

EXHIBIT B

FORM OF MONTHLY SERVICER AND SETTLEMENT CERTIFICATE

DEALER NOTE MASTER TRUST

DEALER NOTE

ASSET BACKED CERTIFICATE,

SERIES 2004-1

Under the Series 2004-1 Supplement dated as of June 10, 2004 (the “Supplement”) by and among Navistar Financial Corporation, (“NFC”), Navistar Financial Securities Corporation (“NFSC”) and The Bank of New York, as trustee (the “Master Trust Trustee”) to the Pooling and Serving Agreement dated as of June 8, 1995 (as amended and supplemented, the “Agreement”) by and among NFC, NFSC, and the Master Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to the Series 2004-1 Certificateholder as well as the performance of the Master Trust during the previous month.  The information which is required to be prepared with respect to the Distribution Date of                ,     , the Transfer Date of              ,             and with respect to the performance of the Master Trust during the Due Period ended on           ,         and the Distribution Period ended             ,        is set forth below.  Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate.  Certain other information is presented based on the aggregate amounts for the Master Trust as a whole.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.             NFC is Servicer under the Agreement.

2.             The undersigned is a Servicing Officer.

3.             Master Trust Information.

3.1	The amount of the Advance, if any, for the Due Period	$

3.2	The amount of ITEC Finance Charges for the Due period	$

3.3	The average daily balance of Dealer Notes outstanding during the Due Period	$

3.4	The total amount of Advance Reimbursements for the Due Period	$

3.5	The aggregate principal amount of Dealer Notes repaid during the Due Period		$

3.6	The aggregate principal amount of Dealer Notes purchased by the Master Trust during the Due Period		$

3.7	The amount of the Servicing Fee for the Due Period		$

3.8	The average daily Master Trust Seller’s Interest during the Due Period		$

3.9	The Master Trust Seller’s Interest as of the Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement)		$

3.10	The aggregate amount of Collections for the Due Period		$

3.11	The aggregate amount of Finance Charge Collections for the Due Period		$

3.12	The aggregate amount of Principal Collections for the Due Period		$

3.13	The amount of Dealer Note Losses for the Due Period		$

3.14	The aggregate amount of Dealer Notes as of the last day of the Due Period		$

3.15

The aggregate amount of funds on deposit in the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in Article IV of the Supplement and Article IV of the Agreement)

$

3.16	Eligible Investments in the Excess Funding Account:

	a.	The aggregate amount of funds invested in Eligible Investments	$

	b.	Description of each Eligible Investment:

	c.	The rate of interest applicable to each such Eligible Investment		%

		d.	The rating of each such Eligible Investment

	3.17	The aggregate amount of Dealer Notes issued to finance OEM Vehicles, as of the end of the Due Period		$

	3.18	The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due Period:

i)
ii)
iii)
iv)
v)

	3.19	The aggregate amount of Dealer Notes issued to finance used vehicles, as of the end of the Due Period		$

3.20

The aggregate amount of funds on deposit in the Servicer Transition Fee Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in Article IV of the Supplement)

$

	3.21	Eligible Investments in the Servicer Transition Fee Account:

		a.	The aggregate amount of funds invested in Eligible Investments	$

		b.	Description of each Eligible Investment:

		c.	The rate of interest applicable to each such Eligible Investment		%

		d.	The rating of each such Eligible Investment

4.	Series 2004-1 Information.

	4.1	The Invested Amount as of the Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution Date)		$

	4.2	The Adjusted Invested Amount as of the Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution Date)		$

4.3	The amount of Seller’s Invested Amount for the Due Period	$

4.4	The amount of Series Allocable Dealer Notes Losses for the Due Period	$

4.5	The amount of Series Allocable Finance Charge Collections for the Due Period	$

4.6	The amount of Series Allocable Principal Collections for the Due Period	$

4.7	The amount of Noteholder Allocated Dealer Note Losses Principal Collections for the Due Period	$

4.8	The amount of Noteholder Available Interest Amounts for the Due Period	$

4.9	The amount of Noteholder Available Principal Amounts for the Due Period	$

4.10	The aggregate amount of the Principal Shortfall, if any, for the Due Period	$

4.11	The aggregate amount of Seller Interest Amounts for the Due Period	$

4.12	The aggregate amount of Series Available Interest Amounts Shortfall for each Series of Notes	$

4.13	The aggregate amount of Seller Principal Amounts for the Due Period	$

4.14	The Reassignment Amount as of the Transfer Date	$

4.15	The Minimum Seller’s Invested Amount as of the Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement)	$

4.16	The Minimum Series Seller’s Interest as of the Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement)	$

4.17	The Series Allocation Percentage with respect to Series 2004-1 for the Due Period		%

4.18	The Noteholder Floating Allocation Percentage for the Due Period		%

4.19	The Noteholder Principal Allocation Percentage, if applicable, for the Due Period		%

4.20	The total amount to be distributed on the Series 2004-1 Certificate on the Distribution Date	$

4.21	The total amount, if any, to be distributed on the Series 2004-1 Certificate on the Distribution Date allocable to the Invested Amount	$

4.22	The total amount, if any, to be distributed on the Series 2004-1 Certificate on the Distribution Date allocable to interest on the Series 2004-1 Certificate	$

4.23	The amount of the Investor Servicing Fee to be paid on such Distribution Date	$

4.24	The amount of Investment Income with respect to the Series 2004-1 Certificate for the Due Period	$

4.25	The amount of Excess Interest Collections for the Due Period	$

4.26	The amount of Excess Interest Collections for the Due Period allocated to other Series of Investor Certificates	$

4.27	The amount of Excess Interest Collections transferred to the Indenture Trustee for payment of finance charge shortfalls	$

4.28	The amount of Noteholder Available Principal Amounts treated as Shared Principal Collections for the Due Period	$

4.29	The amount of all Shared Principal Collections allocated to Series 2004-1 for the Due Period	$

4.30	The amount of all Shared Principal Collections allocated to other Series for the Due Period	$

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this           day of                    ,      .

NAVISTAR FINANCIAL CORPORATION,
as Servicer

By:

Its: